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                                                                    Exhibit 10.6
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                              TAX SHARING AGREEMENT


         This TAX SHARING AGREEMENT is dated as of February 6, 1997 between CAF HOLDINGS, INC., a Virginia corporation ("Parent") and COLLINS & AIKMAN FLOORCOVERINGS, INC., a Delaware corporation (the "Subsidiary").

         A. Parent and the Subsidiary are members of an affiliated group as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Affiliated Group").

         B. The Affiliated Group expects to file a consolidated federal income tax return.

         C. Parent and Subsidiary desire to establish a method for (i) allocating the consolidated federal income tax liability of the Affiliated Group between the Parent and the Subsidiary and (ii) reimbursing Parent for payment of such tax liability.

            NOW THEREFORE, the parties agree as follows:

         1. Payment of Federal Income Taxes of Affiliated Group. If an election
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is made to file a consolidated federal income tax return for the Affiliated
Group, Parent shall file all federal income tax returns on behalf of the Affiliated Group and pay to the Internal Revenue Service all income taxes of the Affiliated Group.

         2. Contribution by Member for Tax Liability. If a consolidated federal
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income tax return for the Affiliated Group is filed, the Subsidiary shall compute and pay to the Parent, an amount equal to the lesser of (a) the federal income taxes that the Borrower would be required to pay with respect to such taxable year if the Borrower had filed a separate federal income tax return for the current year and all prior taxable years (collectively, the "Separate Federal Income Tax Liability"), and (b) the product of (i) the federal income tax liability of the Affiliated Group for such year and all prior taxable years commencing on or after the date of this Agreement and (ii) a fraction, (x) the numerator of which is an amount equal to the Separate Federal Income Tax Liability of the Borrower for such year and (y) the denominator of which is the aggregate total of the separate federal income tax liability that each member of the Affiliated Group would have incurred for such year if such corporations had filed separate federal income tax returns for such year.

         3. Estimated Tax Payments. If a consolidated federal income tax return
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for the Affiliated Group is filed, the Subsidiary shall compute on the same basis as set forth in Section 2 its contribution to the estimated federal income tax installments due for each taxable period, and it shall pay such amount to Parent on a timely basis. Any amounts paid under this Section 3 shall be credited against the amounts payable by the Subsidiary to Parent under
Section 2.

         4. State and Local Taxes. If, under the laws of any state or
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subdivision thereof in which the Affiliated Group is subject to income tax,
Parent and the Subsidiary are required or permitted to file their income tax returns on a combined or consolidated basis,
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then the Subsidiary shall compute and pay to Parent the Subsidiary's tax liability and estimated tax installment liability in the manner set forth in Sections 2 and 3.

         5. Deficiencies and Refunds. If there should be any factual
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circumstance (including any tax audit) or any application or amendment of any tax laws, either retroactively or prospectively, that would affect the income tax liability of the Subsidiary for any year, or portion thereof, and that if applied to the tax computed under Section 2 for such period would have resulted in a determination that the amount of tax computed and paid to Parent by the Subsidiary under Section 2 was greater than the amount of the correct tax liability of the Subsidiary for such period, Parent will refund to the Subsidiary the amount of the excess payment. Likewise, if any such circumstance or any application or amendment of the tax laws would have resulted in a determination that the amount of the tax computed under Section 2 was understated and that, therefore, the amount of correct tax liability of the Subsidiary for such period was in excess of the amount paid to Parent under
Section 2, then the Subsidiary shall pay Parent such excess amount.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representative as of the date first above written.

                                      CAF HOLDINGS, INC.


                                      By: /s/ Stephen M. Burns
                                         --------------------------------------
                                      Title:  President
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                                      COLLINS & AIKMAN FLOORCOVERINGS,
                                      INC.


                                      By: /s/ Edgar M. Bridger
                                         --------------------------------------
                                      Title:  President
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